Exhibit 23

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into Regal-Beloit Corporation's previously filed Registration Statements, File Nos. 33-25480, 33-25233, 33-82076, 33-8934,
333-00237, 333-48789, 333-48795, 333-48815 and 333-84779.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
March 27, 2002